Exhibit 10.03

EXHIBIT C

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made as of July 19, 2007 by and between AIMS Worldwide, Inc., a Nevada corporation (the “Company”); Liberty Growth Fund, LP (“Liberty”); and, Cardinal Trust and Investment, a division of Cardinal Bank, a state chartered institution that has been granted certain Trust powers under the state of Virginia, whose place of business is located in McLean, Virginia, as escrow agent (the "Escrow Agent").

WHEREAS, Liberty is purchasing from the Company 2,187,500 shares of Preferred Stock (the “1st Round Preferred Stock”) for $3,850,000 (the “1st Round Purchase Price”) in accordance with the Preferred Stock Purchase Agreement by and between the Company and Liberty (the “SPA”),

WHEREAS, in the event the Company completes the 2nd Round Target Acquisitions prior to the 120th day anniversary of the Closing Date, the Investor shall be obligated to purchase from the Company, upon the terms and subject to the conditions of the SPA, up to 2,812,500 additional shares of preferred stock of the Company (the “2nd Round Preferred Stock”) for $4,500,000 (the “2nd Round Purchase Price”),

WHEREAS, the proceeds from the sale of the Preferred Stock shall be used in accordance with the Use of Proceeds as set forth in Article VI of the SPA;

WHEREAS, in the event that the Company fails to meet certain milestones as described herein, the Company shall issue to Liberty Penalty Stock in accordance with Article II of the SPA,

WHEREAS, per the Warrants, as attached in the SPA as Exhibit D, E, F and G the Company may, under certain conditions as outlined in the Warrant and herein, obtain additional funding from Liberty; and

WHEREAS, for purposes of this Agreement, all capitalized terms not defined herein shall have the meanings set forth in the SPA,

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1

The parties hereby agree to have Cardinal Trust and Investments act as Escrow Agent whereby the Escrow Agent shall receive the funds in escrow and distribute the same as set forth in this Agreement.  Any capitalized terms not defined herein shall have the meaning ascribed to them in the Preferred Stock Purchase Agreement, dated on even date herewith between the Company and Liberty (the “Preferred Stock Purchase Agreement”), and the documents related thereto, with this Agreement being an exhibit to such Preferred Stock Purchase Agreement.  The various documents and instruments to be delivered to the Escrow Agent and thereby to the parties in order to close the transaction are set forth in Article III of the Purchase Agreement (collectively, the “Transaction Documents”).  The Escrow Agent hereby acknowledges that it is familiar with the terms and provisions of the Purchase Agreement.

1.2

Upon the execution of this Agreement, the Company and Liberty shall deliver the executed Transaction Documents to the Escrow Agent and agree to the following:

1.2.1

As relating to the 1st Round Preferred Stock, see Exhibit 1.2.1.

1.2.2

As relating to the 2nd Round Preferred Stock, see Exhibit 1.2.2.

1.2.3

As relating to the Acquisition Penalty Stock, see Exhibit 1.2.3.

1.2.4

As relating to the 2007 EBITDA Penalty Stock, see Exhibit 1.2.4.

1.2.5

As relating to the Warrants, see Exhibit 1.2.5.

1.3

Upon the completion by the Escrow Agent of its obligations under Section 1.2, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.4

This Agreement may be altered or amended only with the written consent of all of the parties hereto.  In the event the Company or Liberty attempts to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and Liberty in writing.  In the case of the Escrow Agent’s resignation, the only duty of the Escrow Agent, until receipt of a joint written notice from the Company and Liberty (the “Transfer Instructions”) that a successor escrow agent has been appointed, shall be to hold and preserve the funds and the Transaction Documents that are in its possession.  Upon receipt by the Escrow Agent of said notice from the Company and Liberty of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the funds to such successor escrow account to be thereafter held by such successor escrow agent, the Escrow Agent shall promptly thereafter transfer the funds and deliver the Transaction Documents to said successor escrow agent.  Immediately after said transfer of the funds and delivery of the Transaction Documents to said successor escrow agent, the Escrow Agent shall furnish the Company and Liberty with proof of such transfer.  The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company and Liberty after notice of resignation has been given, except only for the Transfer Instructions.

1.5

The Escrow Agent shall be reimbursed by the Company for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely.  The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct.  The Escrow Agent has made no representations or warranties to the Company or Liberty in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the funds received from Liberty and to deliver the funds under the terms hereof.  The Company and Liberty each agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction, including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

1.6

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

1.7

The Escrow Agent is hereby expressly authorized to disregard any and all warnings or orders given by any of the parties hereto or by any other person or corporation, excepting only Transfer Instructions, notices of termination provided for in Section 1.2 above and/or orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, including but not limited to the Transfer Instructions, then the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree or orders being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.8

The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.9

If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.10

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the funds and/or the Transaction Documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain the funds and the Transaction Documents in the Escrow Agent's possession, without liability to anyone, until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the funds and the Transaction Documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of New York in accordance with the applicable procedure therefore.

1.11

In addition to paragraph 1.5, all costs, expenses and fees (the “Escrow Agent Fees”) associated with the escrow services provided herein as indicated on Schedule A shall be paid by the Company with such Fees being deducted from the amounts due and payable to the Company herein from the escrow funds.

ARTICLE 2

INVESTMENT OF THE ESCROW FUNDS

The Escrow Agent shall invest the Escrowed Cash and any interest accrued on such amount from time to time (“Interest”) in short term money market funds that invest solely in United States government securities (or securities of agencies of the United States government, which are guaranteed by the United States government) customarily utilized by the Escrow Agent in the ordinary course of business in the usual performance of its escrow agent duties (the “Invested Assets”). The Escrowed Cash, Interest and income or other proceeds earned thereon (the “Escrow Proceeds,” and together with the Escrowed Cash and Interest, the “Escrow Funds”), shall be so invested by the Escrow Agent until the date that all of the Escrow Funds have been distributed out of the Escrow Account

ARTICLE 3

MISCELLANEOUS

3.1

No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

3.2

This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

3.3

This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.4

Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

3.5

(a)

This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

(b)

ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT.  EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHTS TO TRIAL BY JURY.

3.6

All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company: c/o President and CEO AIMS Worldwide, Inc. 10400 Eaton Place Suite 203 Fairfax, VA 22030 Phone: 703-621-3875, ext 2256 Fax: 703-621-3870	If to Liberty: Liberty Growth Fund, LP c/o Managing Member 19415 Deerfield Dr. Suite 204 Lansdowne, VA 20176 Phone: 571-209-5945 Fax: 703-288-5248

If to the Escrow Agent:

Cardinal Trust and Investments

8270 Greensboro Drive

4th Floor

Mclean, VA  22102

Attn.: Patrick Fenning

Phone: 703-848-2181

Fax: 703-883-3814

3.7

By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

3.8

Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party.  In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

3.9

This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document.  This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATTEST:

AIMS Worldwide, Inc.

____________________________

By: /s/ Gerald Garcia, Jr.                     [SEAL]

Name:_______________________

Name:  Gerald Garcia, Jr.

As a Witness

Title:  President

LIBERTY GROWTH FUND, LP

By: Liberty Growth Fund Management, LLC

General Partner

____________________________

By: /s/ Philip A. Seifert                       [SEAL]

Name:_______________________

Philip A. Seifert

As a Witness

Managing Member

ESCROW AGENT:

Cardinal Trust and Investments

By:__________________________

     Name:

     Title:

EXHIBIT 1.2.1

1st Round Preferred Stock

Whereas, the Company and Liberty desire to enter into this Agreement provided that:

1.

The Closing Certificates are comprised of:

a.

A Preferred Voting Stock certificate in the name of Liberty in the amount of 2,187,500 shares of Preferred Stock (the “1st Round Preferred Stock Certificate”),

b.

A Preferred Voting Stock certificate in the name of Liberty in the amount of 2,812,500 shares of Preferred Stock (the “2nd Round Preferred Stock Certificate”),

c.

Signed 5 year warrants in the name of Liberty with the Number of Shares equal to:

i.

Warrant A:  21,875,000 and having an Exercise Price per Share equal to $0.50,

ii.

Warrant B:  4,000,000 and having an Exercise Price per Share equal to $0.50,

iii.

Warrant C:  6,000,000 and having an Exercise Price per Share equal to $1.00, and

iv.

Warrant D:  6,000,000 and having an Exercise Price per Share equal to $2.00;

d.

Signed 5 year warrants, including Piggyback Registration rights and equivalent terms to the Warrants, in the name of Lerota LLC (“Lerota”) with the Number of Warrant Shares equal to:

i.

Warrant Fee:  3,143,750 and having an Exercise Price per share equal to $0.01 per Share,

ii.

Acquisition Penalty Warrant Fee: 187,500 and having an Exercise Price per share equal to $0.01 per Share, and

iii.

EBITDA Penalty Warrant Fee: 825,000 and having an Exercise Price per share equal to $0.01 per Share;

2.

A Preferred Voting Stock certificate in the name of Liberty in the amount of 500,000 shares of Preferred Stock (the “Acquisition Penalty Stock Certificate”);

3.

A Preferred Voting Stock certificate in the name of Liberty in the amount of 1,600,000 shares of Preferred Stock (the “2007 EBITDA Penalty Stock Certificate”);

4.

On or before July 19, 2007 (the “1st Round Closing Date”), Liberty shall deposit the 1st Round Purchase Price of $3,850,000 with the Escrow Agent, which is comprised of the:

a.

1st Round Closing Amount equal to $3,500,000 and

b.

1st Round Cash Fee equal to $350,000;

5.

On or before the 1st Round Closing Date, the Company shall deposit the Closing Certificates, Acquisition Penalty Stock Certificate and 2007 EBITDA Penalty Stock Certificate with the Escrow Agent;

6.

The Escrow Agent will advise the corresponding parties upon receipt of the 1st Round Purchase Price, Closing Certificates, Acquisition Penalty Stock Certificate and 2007 EBITDA Penalty Stock Certificate;

7.

The Escrow Agent shall thereafter hold, in accordance with the terms and provisions of this Agreement and SPA, the 1st Round Purchase Price, Closing Certificates, Acquisition Penalty Stock Certificate, 2007 EBITDA Penalty Stock Certificate and Transaction Documents pending the earlier to occur of the 1st Round Closing Date or notice of termination of the SPA;

8.

If all of the requisite 1st Round Purchase Price, Closing Certificates, Acquisition Penalty Stock Certificate, 2007 EBITDA Penalty Stock Certificate and Transaction Documents are not received by the 1st Round Closing Date, the Escrow Agent shall return the Closing Certificates to the Company and shall return the 1st Round Purchase Price to Liberty;

9.

If the terms of this Agreement and the SPA are not satisfied (including, but not limited, to the Company’s failure to provide any Schedules or Exhibits) or if the SPA is Terminated prior to the 1st Round Closing Date, the Escrow Agent shall return the Closing Certificates, Acquisition Penalty Stock Certificate and 2007 EBITDA Penalty Stock Certificate to the Company and the 1st Round Purchase Price to Liberty; and

10.

If the Parties fully satisfy the terms of this Agreement and those as listed in the SPA, the Escrow Agent shall release to:

a.

The Company, the 1st Round Closing Amount net of (i) Legal Fees (ii) Escrow Agent Fees and (iii) any unpaid balances herein,

b.

Liberty, the 1st Round Preferred Stock Certificate and Warrants,

c.

The Company and Liberty, the signed counterparts of the Transaction Documents, and

d.

Lerota, the 1st Round Cash Fee and Warrant Fee.

EXHIBIT 1.2.2

2nd Round Preferred Stock

Whereas, the Company and Liberty desire to enter into this Agreement provided that:

1.

In accordance with Exhibit 1.2.1, the Escrow Agent shall be in possession of the 2nd Round Preferred Stock Certificate prior to, and as a condition of, Closing; and

2.

On or before 30 days prior to the 2nd Round Closing Date, the Company shall have executed 1 or more Letters of Intent to acquire the 2nd Round Acquisition Targets (“LOI”);

3.

On or before 15 days prior to the 2nd Round Closing Date, Liberty shall deposit the 2nd Round Purchase Price of $4,500,000 with the Escrow Agent, which is comprised of the:

a.

2nd Round Closing Amount equal to $4,050,000, and

b.

2nd  Round Cash Fee equal to $450,000;

4.

On or before 5 days prior to the 2nd Round Closing Date, the Company shall have executed 1 or more Definitive Agreements to acquire the 2nd Round Acquisition Targets (“Purchase Agreement”);

5.

The Escrow Agent will advise the corresponding parties upon receipt of the LOI, 2nd Round Purchase Price and Purchase Agreement;

6.

The Escrow Agent shall thereafter hold, in accordance with the terms and provisions of this Agreement and SPA, the 2nd Round Purchase Price pending the earlier to occur of the 2nd Round Closing Date, notice of termination of the Purchase Agreement or notice of termination of the SPA;

7.

If all of the requisite 2nd Round Purchase Price and Purchase Agreement documents are not received by the 2nd Round Closing Date, the Escrow Agent shall return the 2nd Round Purchase Price to Liberty;

8.

If the terms of this Agreement and the SPA are not satisfied (including, but not limited, to the Company’s failure to provide any Schedules or Exhibits) or if the SPA or Purchase Agreement is Terminated prior to the 2nd Round Closing Date, the Escrow Agent shall return the 2nd Round Purchase Price to Liberty; and

9.

If the Parties fully satisfy the terms of this Agreement and those as listed in the SPA, the Escrow Agent shall release to:

a.

The Company, the 2nd Round Closing Amount net of (i) Legal Fees (ii) Escrow Agent Fees and (iii) any unpaid balances herein,

b.

Liberty, the 2nd Round Preferred Stock Certificate,

c.

Lerota, the 2nd Round Cash Fee

EXHIBIT 1.2.3

Acquisition Penalty Shares

Whereas, the Company and Liberty desire to enter into this Agreement provided that:

1.

In accordance with Exhibit 1.2.1, the Escrow Agent shall be in possession of the Acquisition Penalty Stock Certificate and Acquisition Penalty Warrant Fee prior to, and as a condition of, Closing; and

2.

Subject to the Company’s failure to acquire the 2nd Round Acquisition Targets prior to the 2nd Round Closing Date, the Escrow Agent shall:

a.

Release to Liberty, the Acquisition Penalty Stock Certificate,

b.

Release to Lerota Acquisition Penalty Warrant Fee, and

c.

Notify the Company of its release of the Acquisition Penalty Stock Certificate from Escrow.

EXHIBIT 1.2.4

2007 EBITDA Penalty Shares

Whereas, the Company and Liberty desire to enter into this Agreement provided that:

1.

In accordance with Exhibit 1.2.1, the Escrow Agent shall be in possession of the 2007 EBITDA Penalty Stock Certificate and 2007 EBITDA Penalty Warrant Fee prior to, and as a condition of, Closing;

2.

Subject to receipt of a written notification from Liberty (the “Penalty Stock Notification”) stating that the Company failed to achieve its 2007 EBITDA Floor per Article II of the SPA, the Escrow Agent shall:

a.

Release to Liberty, the 2007 EBITDA Penalty Stock Certificate

b.

Release to Lerota 2007 EBITDA Penalty Warrant Fee; and

c.

Notify the Company of its release of the Acquisition Penalty Stock Certificate from Escrow.

EXHIBIT 1.2.5

Warrants

Whereas, the Company and Liberty desire to enter into this Agreement provided that:

1.

The Company shall, as of each and every date the Warrants are exercised, in whole or in part, deposit with the Escrow Agent a cash amount equal to 10% of the total aggregate value of the exercised Warrant (= 10% x Number of Warrant Shares exercised x Exercise Price per share paid by the Warrant Holders to the Company) (the “Cash Warrant Fee”); and

2.

The Escrow Agent shall, immediately upon receipt from the Company, release to Lerota the Broker Fee payments comprised of the Cash Warrant Fee.

SCHEDULE A

Fee Schedule for Escrow Services

Set Up Fee:           $4,000

Disbursements:

   $10.00 per disbursement